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                                    EXHIBIT A

                           JOINT ACQUISITION STATEMENT
                          PURSUANT TO RULE 13d-1(k)(1)

         The undersigned  acknowledge and agree that the foregoing  statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date:  February 3, 2000


                                    CAXTON INTERNATIONAL LIMITED


                                    By:    /S/ NITIN AGGARWAL
                                           -------------------------------------
                                           Name:      Nitin Aggarwal
                                           Title:     President


                                    By:    /S/ MAXWELL QUINN
                                           -------------------------------------
                                           Name:      Maxwell Quinn
                                           Title:     Director and Secretary


                                    CAXTON ASSOCIATES, L.L.C.


                                    By:    /S/ SCOTT BERNSTEIN
                                           -------------------------------------
                                           Name:      Scott Bernstein
                                           Title:     Vice President and
                                                      General Counsel


                                    BRUCE S. KOVNER


                                    By:    /S/ SCOTT B. BERNSTEIN
                                           -------------------------------------
                                           Name:      Scott B. Bernstein
                                           Title:     Attorney-in-Fact